Exhibit 10.2


THIS NOTE (THE "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAW (THE "STATE ACTS"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND/OR STATE ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.



$806,250                                                     Littleton, Colorado
                                                               December 31, 2007

                          2.5% Interest Promissory Note
                          -----------------------------


FOR VALUE RECEIVED, New Frontier Energy, LLC, a Colorado corporation (the "Issuer"), promises to pay to the order of Natural Resource Group Gathering, LLC, a Colorado limited liability company (the "Holder"), in accordance with, and subject to, the provisions set forth herein, the principal amount of Eight Hundred Six Thousand Two Hundred Fifty Dollars ($806,250.00) (the "Principal Amount"), together with interest as set forth in Section 1. Subject to the terms hereof, the Issuer shall repay the entire unpaid principal amount of the Note and any accrued and unpaid interest thereon on or before December 31, 2008 (the "Maturity Date").

1. Principal and Interest Payments. Interest shall accrue on the Principal Amount outstanding from time to time at a simple rate per annum equal to Two and 50/100 percent (2.50%) (the "Applicable Rate"). The Principal Amount, together with all accrued and unpaid interest, shall be paid quarterly in arrears, commencing on March 31, 2008, and in accordance with the amortization schedule attached hereto as Exhibit A.

2. Option to Defer Payment. Notwithstanding the above Section 1, the Issuer may in its sole and absolute discretion, and without notice to the Holder, determine to defer any quarterly payment due until the Maturity Date (Issuer's "Option to Defer"). Should Issuer choose to exercise its Option to Defer, the Principal Amount outstanding shall continue to accrue interest at the Applicable Rate.

3. Optional Prepayment. Issuer may, at any time and from time to time, without premium or penalty, prepay all or any portion of the Note (including principal and any accrued but unpaid interest thereon); provided, however, that any prepayment shall first be applied to any accrued but unpaid interest.

4. Events of Default. Each of the following shall constitute an Event of Default hereunder :

     (a) the Issuer's failure to make any payment as required by this Note, and such failure continues for thirty (30) days after Holder notifies Issuer thereof in writing; or

     (b) the Issuer shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; or (iv) apply for or consent to, or fail to contest in a timely manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; or

     (c) a case or other proceeding shall be commenced and not discharged, dismissed or stayed within thirty (30) days, against the Company in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Company or all or any substantial part of the assets, domestic or foreign, of the Company.

5. Remedies Upon Default. Whenever there is an Event of Default under this Note the entire balance outstanding and all other obligations of Issuer to the Holder hereunder (however acquired or evidenced) shall, at the option of the Holder, and by written notice to Issuer, become immediately due and payable.

6. Binding Effect; No Assignment. This Note is being executed and delivered in connection with, and is subject to, that certain Partnership Interest Purchase Agreement between Issuer and Holder and dated December __, 2007. This Note may not be assigned by the Issuer or Holder without the prior written consent of the other party.

7. Place of Payment. All payments of principal and interest on the Note shal be made by check and delivered to Holder at the address set forth in Section 8 or at such other place as Holder shall designate to Issuer in writing, or by wire transfer of immediately available funds to an account designated by Holder in writing.

8. Notices. All notices required or permitted hereunder shall be in writing, addressed to the party to be notified a such party's address as set forth below or as subsequently modified by ten (10) days advance written notice to the other party hereto, and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or electronic transmission if sent during normal business hours of the recipient on a business day, or if not, then on the next business day; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The mailing address and facsimile number of each of the parties are as follows:

If to the Holder:                   Natural Resource Group Gathering, LLC
                                    Attn: Chet Petrow

                                    _____________________________________

                                    _____________________________________

                                    Facsimile No. ________________

If to Issuer:                       New Frontier Energy, Inc.
                                    Attn: Les Bates
                                    1789 W. Littleton Blvd.
                                    Littleton, CO 80120
                                    Facsimile No. (303) 730-9985

9. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Issuer and the Holder. Any waiver by the Issuer or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Issuer or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.

10. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law thereof.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, Issuer has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.


                                      "ISSUER"

                                      New Frontier Energy, Inc.

                                      By: /s Les Bates
                                          --------------------------
                                      Name: Les Bates
                                      Title: Chief Financial Officer


                                      "HOLDER"

                                      Natural Resource Group Gathering,
                                      LLC.

                                      By: /s/ Chester Petrow
                                          --------------------------
                                      Name: Chester Petrow
                                      Title: Managing Member

                                    EXHIBIT A

                             AMORITIZATION SCHEDULE

Quarterly Payment   Period  Amount Due    Interest   Principal        Balance
      Date
                                                                    $ 806,250.00
    3/31/2008          1     204,721.73   5,039.06    199,682.67      606,567.33
    6/30/2008          2     204,721.73   3,791.05    200,930.68      405,636.66
    9/30/2008          3     204,721.73   2,535.23    202,186.50      203,450.16
   12/31/2008          4     204,721.73   1,271.56    203,450.17            0.00

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